Exhibit 3.111

State of Delaware
Secretary of State
Division of Corporations
Delivered 05:04 PM 08/29/2011
FILED 04:46 PM 08/29/2011
SRV 110961905 - 5030901 FILE

STATE of DELAWARE
LIMITED LIABILITY COMPANY
CERTIFICATE of FORMATION

•                  First: The name of the limited liability company is Community Choice Family Insurance , LLC

•                  Second: The address of its registered office in the State of Delaware is 2711 Centerville Road Suite 400 in the City of Wilmington, DE 19808. The name of its Registered agent at such address is Corporation Service Company

•                  Third: (Use this paragraph only if the company is to have a specific effective date of dissolution: “The latest date on which the limited liability company is to dissolve is                     .”)

•                  Fourth: (Insert any other matters the members determine to include herein.)

In Witness Whereof, the undersigned have executed this Certificate of Formation this 29th day of August, 2011.

By:	[ILLEGIBLE]
Authorized Person(s)

Name:	Heidi K. Bowman
Typed or Printed

State of Delaware
Secretary of State
Division of Corporations
Delivered 04:42 PM 09/06/2011
FILED 04:29 PM 09/06/2011
SRV 110981593 - 5030901 FILE

STATE OF DELAWARE
CERTIFICATE OF AMENDMENT

1.                                       Name of Limited Liability Company: Community Choice Family Insurance, LLC.

2.                                       The Certificate of Formation of the limited liability company is hereby amended as follows: First: The name of the limited liability company is Community Choice Family Insurance Agency, LLC.

IN WITNESS WHEREOF, the undersigned have executed this Certificate on the 6th day of September, A.D. 2011.

By:	[ILLEGIBLE]
Authorized Person(s)

Name:	Heidi K. Bowman
Print or Type